UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 4, 2022

Ascent Industries Co.
(Exact name of registrant as specified in its charter)

Delaware		0-19687		57-0426694
(State or other jurisdiction of incorporation or organization)		(Commission File Number)		(I.R.S. Employer Identification No.)

1400 16th Street,	Suite 270,
Oak Brook,	Illinois			60523
(Address of principal executive offices)				(Zip Code)
		(804)	822-3260
(Registrant's telephone number, including area code)

Synalloy Corporation
(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $1.00 per share	ACNT	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 5, 2022, we filed with the Secretary of State of the State of Delaware a Certificate of Amendment to our Certificate of Incorporation to change our corporate name from Synalloy Corporation to Ascent Industries Co., effective August 10, 2022. A copy of the Certificate of Amendment of Certificate of Incorporation is attached as Exhibit 3.1 hereto and incorporated by reference

In connection with our name change, our board of directors amended our by-laws to reflect the corporate name Ascent Industries Co., also effective on August 10, 2022. No other changes were made to our by-laws. A copy of the Amended and Restated By-laws reflecting this amendment is attached as Exhibit 3.2 hereto and incorporated by reference.

Our common stock will continue to trade on the NASDAQ Stock Market under the ticker symbol "ACNT". Outstanding stock certificates for shares of the Company are not affected by the name change. They will continue to be valid and need not be exchanged.

Item 9.01.    Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description of Exhibit
3.1	Certificate of Amendment of Certificate of Incorporation.
3.2	Amended and Restated By-laws of Ascent Industries Co.
99.1	Press release dated August 4, 2022 of Synalloy Corporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on behalf by the undersigned hereunto duly authorized.

SYNALLOY CORPORATION

Dated: August 10, 2022	By: /s/ Aaron M. Tam
Aaron M. Tam
Chief Financial Officer